1 INTERNAL CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-267182) of HSBC Bank plc of our report dated February 22, 2024 relating to the financial statements, which appears in this Form 20- F. /s/ PricewaterhouseCoopers LLP London, United Kingdom February 22, 2024